SECOND AMENDMENT TO EMPLOYMENT AGREEMENT      Exhibit 10.13



         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, which shall be deemed effective as of the 17th day of December, 1997, is entered into by ITRON, INC. (hereinafter referred to as the "Company") and CARL ROBERT ARON (hereinafter referred to as "Executive").

                                     RECITAL

         The Company and Executive are parties to an Employment Agreement, dated as of November 22, 1995 (the "Employment Agreement"). Section 5.3 of the Employment Agreement defines "Good Reason" for Executive to terminate his employment with the Company, including inter alia failure by the Company to offer Executive the position of Chief Executive Officer within two (2) years after Executive's Start Date. The Company desires additional time to select a successor Chief Executive Officer. Executive desires to continue to be considered for the position of Chief Executive Officer of the Company beyond the two (2) year period originally contemplated, to expand the definition of "Good Reason" set forth in Section 5.3 of the Employment Agreement to include the occurrence of his death or disability during a defined period and to convert the Termination Amount described in Section 5.1 of the Employment Agreement to a fixed cash amount. The Company and Executive therefore mutually agree to amend with this document Sections 5.1 and 5.3 of the Employment Agreement, in accordance with the provisions of Section 10.3 of the Employment Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       TERMINATION OTHER THAN FOR CAUSE

         Subsection 5.1 of the Employment Agreement is amended to convert the Termination Amount described therein to a fixed cash amount. The amended Section
5.1 of the Employment Agreement reads as follows:

                  "In the event that (a) the Company terminates this Agreement for any reason other than Cause (as hereinafter defined), (b) the Company gives written notice pursuant to Section 10.1 hereof that this Agreement shall not be extended, (c) Executive terminates this Agreement for Good Reason (as hereinafter defined), or (d) Executive gives written notice pursuant to Section 10.1 hereof that the second or any subsequent automatic renewal of this Agreement shall not occur, then, and in any such event, (x) the dates as of which any and all options theretofore granted to Executive to purchase the Company's common stock would have become vested in and exercisable by Executive but for the effect of this
                  Section 5 shall forthwith upon such termination be accelerated by one year, (y) within ten (10) business days of such termination, the Company shall pay Executive a Termination Amount of $750,000, and (z) all salary, bonuses and payments under employee benefit plans to which Executive may be entitled (including, without limitation, the bonus described in Section 2.2 hereof) shall become due and payable."

2.       TERMINATION FOR GOOD REASON

         Subsection (a) of Section 5.3 of the Employment Agreement is amended to extend by six (6) months the time period of two (2) years described therein and to expand the definition of "Good Reason" to include the executive's death or disability within the defined period. The amended Section 5.3 of the Employment Agreement reads as follows:

                  "'Good Reason' shall mean (a) any failure to offer Executive the position of Chief Executive Officer of the Company on or before May 24, 1998, (b) any offer to and acceptance of the position of Chief Executive Officer of the Company by any person other than Executive on or before May 24, 1998, (c) a reduction in Executive's base salary, (d) any purported termination of Executive's employment by the Company which is not effected pursuant to the material requirements of this Agreement, (e) a Change in Control (as identified in the Change in Control Agreement annexed hereto as Exhibit II), or
                  (f) the death or disability (as defined and limited by Section
                  5.4 of the Agreement) of the Executive before May 24, 1998. (In case of Executive's death before May 24, 1998, the termination payment described in Section 5.1 of the Agreement will be paid to Executive's estate.)"

3.       COUNTERPARTS

         This Second Amendment to Employment Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and entered into this Second Amendment to Employment Agreement as of the date set forth above.

                                     ITRON, INC.

                                     By:  /s/ JOHNNY M. HUMPHREYS
                                     -----------------------------------------
                                     Its President and Chief Executive Officer


                                     /s/ CARL R. ARON
                                     -----------------------------------------
                                          Carl Robert Aron